Exhibit 99.3 (Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers)

Daniel Ford, Chief Financial Officer of Waytronx and CUI

With a background in the big accounting firms, including KPMG, Daniel Ford brings a large company perspective to a small company with big potential.  As CFO of CUI, Mr. Ford has consistently moved CUI into a position of profitability, efficiency, and forward thinking, transforming many of CUI’s accounting, inventory management, and vendor relations processes.  Over the past five years, Mr. Ford has implemented advanced internal fixed asset tracking, implemented a “real time” inventory system, and participated in implementing CUI’s ERP system.  His skills as a financier have allowed CUI to move to its current, 100,000 square foot building, as well as provided leadership in Waytronx’s acquisition of CUI.

Mr. Ford holds an MBA from George Fox University.  He holds many awards and leadership positions in business, including the Financial Executives Award in 2001.  He also actively provides leadership in the community.